Item 77 Q1. Other Exhibits

77Q1(a)	Amendments to the Declaration of Trust

On May 9, 2016, under Conformed Submission 48APOS, accession number, 0000930413-16-007039, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated February 9, 2016 (the Authorization) was previously filed with the SEC as exhibit 99.A(21) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF SMID-Cap Equity Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

On May 9, 2016, under Conformed Submission 48APOS, accession number, 0000930413-16-007039, a copy of the Form of Trustee Authorization to (i) Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) and (ii) Approve the Re-designation of an Existing Series of Shares of the Trust dated April 12, 2016 (the Authorization) was previously filed with the SEC as exhibit 99.A(22) to the Trust's Registration Statement. This Authorization, which (i) established the TIAA-CREF International Bond Fund as a new series of the Trust and (ii) approved the re-designation of the "TIAA-CREF SMID-Cap Equity Fund," a previously-authorized series of the Trust, as the "TIAA-CREF Small/Mid-Cap Equity Fund, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.